As filed with the Securities and Exchange Commission on April 14, 2020

Registration No. 333-77673

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________

POST-EFFECTIVE AMENDMENT NO. 1

To

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VALLEY NATIONAL BANCORP

(Exact name of registrant as specified in its charter)

New Jersey	22-2477875
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Penn Plaza, Suite 2930

New York, New York 10119

(Address, including zip code, of registrant’s principal executive offices)

VALLEY NATIONAL BANK SAVINGS AND INVESTMENT PLAN

(Full title of the Plan)

Ronald H. Janis

Senior Executive Vice President & General Counsel

Valley National Bancorp

One Penn Plaza, Suite 2930

New York, New York 10119

(973) 305-8800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

_______

With a Copy to:

Michael T. Rave

Day Pitney LLP

One Jefferson Road

Parsippany, New Jersey 07054

(973) 966-6300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

On May 4, 1999, Valley National Bancorp (the “Company”) filed a Registration Statement on Form S-8 (Registration No. 333-77673) (the “Original Registration Statement”) under the Securities Act of 1933, as amended, with the Securities and Exchange Commission. The Original Registration Statement registered 2,000,000 shares of the Company’s common stock issuable under the Company’s Savings and Investment Plan (the “Plan”) plus an indeterminate amount of (i) additional shares of common stock that may be issuable pursuant to anti-dilution provisions of the Plan, and (ii) interests to be issued under the Plan. The Company is no longer issuing common stock or interests under the Plan. This Post-Effective Amendment No. 1 to the Original Registration Statement is being filed in order to deregister any and all securities registered but unsold or otherwise unissued under the Original Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 14, 2020.

VALLEY NATIONAL BANCORP

Date: April 14, 2020	By:	/s/ Ronald H. Janis
Ronald H. Janis Senior Executive Vice President and General Counsel

No other person is required to sign these Post-Effective Amendments in reliance upon Rule 478 under the Securities Act of 1933, as amended.